Exhibit 10(b)


                           CREDIT FACILITIES AGREEMENT

                                     BETWEEN


                           INNOVEX (THAILAND) LIMITED
                                 as the Borrower


                     BANK OF AYUDHYA PUBLIC COMPANY LIMITED
                              as the Facility Agent




                 THE INDUSTRIAL FINANCE CORPORATION OF THAILAND
                              as the Security Agent



                                       AND



                 THE INDUSTRIAL FINANCE CORPORATION OF THAILAND
                                       and
                     BANK OF AYUDHYA PUBLIC COMPANY LIMITED
                                as the Creditors


                  Siam Premier International Law Office Limited
                      24th - 26th Floor, Thai Wah Tower II
                          21/147-150 South Sathorn Road
                                  Bangkok 10120
                               Tel: (662) 679-1333
                               Fax: (662) 679-1314


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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.     Definition and Interpretation..........................................21
2.     The Facilities.........................................................27
3.     Conditions Precedent...................................................28
4.     Utilization of Facility................................................29
5.     Fees and Interest......................................................32
6.     Repayment and Prepayment...............................................33
7.     Payment................................................................35
8.     The Facility Agent, the Security Agent and the Creditors...............35
9.     Change in Circumstances................................................38
10.    Representations and Warranties.........................................40
11.    Affirmative Covenants and Negative Covenants...........................41
12.    Event of Default.......................................................47
13.    Security...............................................................49
14.    Distribution of Security...............................................50
15.    Indemnity..............................................................52
16.    Expenses...............................................................52
17.    Notices................................................................52
18.    Assignment.............................................................54
19.    Void Provision not Affecting Valid Provision...........................54
20.    Amendment or Waiver....................................................54
21.    Set-Off................................................................54
22.    Governing Laws.........................................................55
23.    No Waiver..............................................................55
24.    Effective Date of this Agreement.......................................55

Attachment 1             Details of the Facilities and the Creditors
Attachment 2             Drawdown Notice
Attachment 3             Receipt (for Long Term Facility)
Attachment 3.1  Receipt (for Packing Credit Facility)
Attachment 3.2  Receipt (for Short Term Working Capital Facility)
Attachment 4             Notice of Commitment Percentage
Attachment 5             General Conditions Precedent
Attachment 6             Repayment Schedule
Attachment 7             Details of Land and Building
Attachment 8             Guarantee Agreement
Attachment 9             Equipment Pledge Agreement
Attachment 10            Escrow Agreement
Attachment 11            Prioritization Agreement


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                           CREDIT FACILITIES AGREEMENT

            This Agreement is made to be effective from 23 April 2001

                                     BETWEEN

     INNOVEX (THAILAND) LIMITED (Registration No. Bor Aor Chor. Lor Por 253) with its head office located at No. 79 Moo 4 Export Industrial Zone 2, Northern
   Industrial Estate, Baan Klang Sub-district, Muang Lampoon District, Lampoon
              Province (hereinafter referred to as the "Borrower")

BANK OF AYUDHYA PUBLIC COMPANY LIMITED ("Bank of Ayudhya") as the Facility Agent
       (hereinafter referred to in this Agreement as the "Facility Agent")

  THE INDUSTRIAL FINANCE CORPORATION OF THAILAND ("IFCT") as the Security Agent
               (hereinafter referred to as the "Security Agent").

                                       AND

    THE INDUSTRIAL FINANCE CORPORATION OF THAILAND and BANK OF AYUDHYA PUBLIC COMPANY LIMITED as the Creditors (hereinafter referred to collectively as the
                  "Creditors" and individually as "Creditor").

WHEREAS

(A) The Borrower intends to obtain the Facilities from the Creditors for the business of manufacturing Flexible Interconnect Assembles and/or any products of the Borrower; and

(B) The Creditors are desirous of providing the Facilities to the Borrower in accordance with the details and conditions of this Agreement.

The Borrower, the Facility Agent, the Security Agent and the Creditors have already studied this Agreement to understand the contents hereof and have obtained the necessary consultation and instruction from their counsels and are of the opinion that the contents of this Agreement are correct in accordance with their intention and have agreed to enter into this Agreement in accordance with the following details.

1.       DEFINITION AND INTERPRETATION

1.1 Unless the context required otherwise, all the words and terms provided in this Agreement have the following meanings:


         "AUTHORIZED DIRECTOR" means one or more directors who are authorized to sign and affix the company seal to bind the limited company in accordance with their authorization registered with the registrar of the partnerships and corporations, Lampoon Province;

         "CREDITORS" means all the financial institutions specified in Attachment 1 and the "CREDITOR" means each financial institution specified in Attachment 1;

         "LONG TERM CREDITORS" and "LONG TERM CREDITOR" mean the Long Term Creditors and each Long Term Creditor (as the case may be) under this Agreement;


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         "PACKING CREDIT CREDITORS" and "PACKING CREDIT CREDITOR" mean the
         Packing Credit Creditors and each Packing Credit Creditor (as the case may be) under this Agreement;

         "WORKING CAPITAL CREDITORS" and "WORKING CAPITAL CREDITOR" mean IFCT as the Short Term Working Capital Creditor and Bank of Ayudhya as the Overdraft Creditor (as the case may be) under this Agreement;

         "PLEDGEES" means IFCT and Bank of Ayudhya;

         "DRAWDOWN" and "DRAWDOWN" mean an act of borrowing and other utilization of Facility under this Agreement;

         "REPAYMENT SCHEDULE" means the repayment schedule for Long Term Facility under the condition specified in Clause 6.1.1 and Attachment 6;

         "EQUIPMENT" means all the equipment and appliances installed or will be installed, imported or purchased locally or used in the Project at present and in the future from the Effective Date of this Agreement until 31 December 2002 including Registrable Equipment in accordance with the details specified in Attachment 9 and any amendment thereof;

         "REGISTRABLE EQUIPMENT" means all the equipment located in the Project which is capable of registration under the Machinery Registration Acts B.E. 2514 (including any amendment thereof);

         "PROJECT" means the project for the manufacturing of Flexible Interconnect Assembles and/or any products of the Borrower;

         "NOTICE OF DRAWDOWN" means the notice of drawdown in the form specified in Attachment 2;

         "LOAN" means the aggregate principal amount that the Long Term Creditors, Packing Credit Creditors and/or Working Capital Creditors allow the Borrower to drawdown under this Agreement and for the time being of outstanding under this Agreement;

         "BAHT CURRENCY" or "BAHT" means the lawful currency of Thailand;

         "FINANCIAL STATEMENTS" means balance sheet, income statement, cashflow statement of the Borrower or the Guarantor (as the case may be) together with the notes attached thereto including the statements specifying the sources and uses of funds;

         "INTEREST PERIOD" means the interest period as specified in Clause 5.1.2, Clause 5.2, Clause 5.3, Clause 9.3.2, Clause 9.3.5 and Clause 12.3.2;

         "UTILIZED AMOUNT" means the principal that any Creditor allow the Borrower to drawdown or that any Creditor is deemed to allow the Borrower to drawdown on each Utilization Date;

         "AUTHORIZED OFFICER" means any or more persons authorized by the Authorized Director of a company to act and sign to bind the company;

         "EQUITY" means the equity of the Borrower which includes paid-up share capital, share premiums, reserves, retained earnings and also includes the subordinated loans provided by any of Innovex Group Companies to the Borrower in compliance with the form and substance acceptable to the Creditors;

         "LAND AND BUILDING" means the land and building which are the location of the Project in accordance with the details specified in Attachment 7;


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         "INNOVEX GROUP COMPANIES" means any company registered in any jurisdiction which holds shares or have controlling power or being controlled by or under common control with other companies, whether directly or indirectly, in the Borrower; for the benefit of the foregoing, the power to control, being controlled or under common control mean having the power, whether directly or indirectly, to order or have the power to designate the management or policies of such company whether by being the holder of voting shares, by contract or otherwise;

         "RECEIPT" means the receipt issued by the Borrower to each Creditor as evidence of the drawdown from (a) the Long Term Facility in accordance with the form specified in Attachment 3 (b) the Packing Credit Facility in accordance with the form specified in Attachment 3.1, and (c) the Short Term Working Capital Facility in accordance with the form specified in Attachment 3.2;

         "SECURITY KEEPER" means each of (a) Mr. Brian Dahmes and/or (b) Mr. Robert Beaton who is a director of the Borrower and has the power to control the Equipment for and on behalf of the Creditors in accordance with the conditions set forth in Attachment 9;

         "GUARANTOR" means Innovex Inc which is an ultimate parent company of the Borrower and/or the Innovex Group Companies;

         "AUDITOR" means any authorized auditor of Grant Thornton or other independent audit firm appointed by the Borrower with the consent of the Creditors;

         "AVAILABILITY PERIOD FOR LONG TERM FACILITY" means the period commencing from the Effective Date of this Agreement and expiry on the earlier of (a) 30 June 2001 or (b) the Long Term Creditors have no obligation to provide Long Term Facility to the Borrower or (c) the Long Term Creditors agree with the Borrower;

         "AVAILABILITY PERIOD FOR PACKING CREDIT FACILITY" means the period commencing from the Effective Date of this Agreement and expiring on the earlier of (a) the Packing Credit Creditors have no obligation to provide Packing Credit Facility to the Borrower under this Agreement and/or the Documents for the Utilization of Packing Credit Facility or
         (b) the Packing Credit Creditors agree with the Borrower;

         "AVAILABILITY PERIOD FOR WORKING CAPITAL FACILITY" means the period commencing from the Effective Date of this Agreement and expiring on the earlier of (a) the Working Capital Creditors have no obligation to provide Working Capital Facility to the Borrower under this Agreement and/or the Documents for the Utilization of Overdraft Facility or Documents for the Utilization of Short Term Working Capital Facility (as the case may be) or (b) the Working Capital Creditors agree with the Borrower;

         "PROMISSORY NOTE" means any promissory note issued by the Borrower to the Packing Credit Creditor and/or Working Capital Creditor as an evidence for the granting and/or drawing of that type of FACILITY to the Borrower and shall be in accordance with the form specified by each such Creditor;

         "FACILITY LIMIT OF EACH CREDITOR" means the facility limit for Long Term Facility, Packing Credit Facility and Working Capital Facility provided by each Creditor to the Borrower under Attachment 1 under the name of each such Creditor, this facility limit may be reduced or cancelled under the term of this Agreement;

         "BANKING DAY" means the day the Creditors open for business in Bangkok (except Saturdays, Sundays and other holidays of the financial institutions announced by the Bank of Thailand);


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


         "UTILIZATION DATE" means the date the Borrower utilizes any type of Facility under this Agreement;

         "EFFECTIVE DATE OF THIS AGREEMENT" means 23 April 2001;

         "REPAYMENT DATE" means the day on which the loan shall be repaid as specified in Clause 6 of this Agreement and under Attachment 6 (as the case may be);

         "INTEREST PAYMENT DATE" means the day on which the interest shall be due and payable under this Agreement;

         "COMMITMENT PERCENTAGE" means the commitment percentage for the Facility of each Creditor specified under the name of such Creditor in Attachment 1;

         "GUARANTEE AGREEMENT" means the Guarantee Agreement issued by the Guarantor to the Creditors in accordance with the form of Attachment 8 as a security of the Debt of the Borrower under this Agreement;

         "LAND AND BUILDING MORTGAGE" means the agreement to mortgage the Land and Building including the agreement attached to the Land and Building Mortgage in accordance with the form and substance specified by the Security Agent;

         "EQUIPMENT MORTGAGE AGREEMENT" means the agreement to mortgage the Registrable Equipment including the agreement attached to the Equipment Mortgage Agreement in accordance with the form and substance specified by the Security Agent;

         "EQUIPMENT PLEDGE AGREEMENT" means the pledge agreement for Equipment made between the Borrower, Security Keeper, Security Agent and the Creditors for the benefit of the Creditor in accordance with the form specified in Attachment 9 of this Agreement;

         "POOL ASSETS" means all assets of the Borrower including trade debtor, note receivable, security, income from the Insurance, money paid by other person to the Borrower, and other revenues received by the Borrower under the conditions of this Agreement or other type of the Agreement;

         "FACILITY" means the credit Facility provided by the Creditors to the Borrower under this Agreement including Long Term Facility, Packing Credit Facility and Working Capital Facility;

         "LONG TERM FACILITY" means the facility in Baht as specified in Clause 2.1.1;

         "PACKING CREDIT FACILITY" means the facility in Baht or foreign currency equivalent to Baht as specified in Clause 2.1.2;

         "WORKING CAPITAL FACILITY" means the Short Term Working Capital Facility and Overdraft Facility in Baht as specified in Clause 2.1.3;

         "SHORT TERM WORKING CAPITAL FACILITY" means the short term working capital facility that IFCT allows the Borrower to drawdown under this Agreement;

         "OVERDRAFT FACILITY" means the overdraft facility that Bank of Ayudhya allows the Borrower to drawdown under this Agreement;

         "NOTICE OF COMMITMENT PERCENTAGE" means the notice informing the Commitment Percentage for each Facility arranged by the Facility Agent in accordance with the form specified in Attachment 4;


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         "DEBT" and "INDEBTEDNESS" means all debts and obligations of the
         Borrower under this Agreement and the Transaction Documents whether existing debt, future debt or conditional debt including the obligation of the Borrower to repay the money to the Creditors under the Transaction Documents;

         "EXISTING DEBT" means the Debt which is already in existence at any time;

         "AGGREGATE DEBT" means all debts and obligations of the Borrower at any time;

         "LONG TERM DEBT" means all the debts which has the repayment maturity of not less than one year from the date of incurrence of such debts;

         "SECURITY" means the security specified in Clause 3.1, Clause 13 and Attachment 5 including the additional security to be provided in addition to or as a substitution in the form and value acceptable to the Creditors;

         "EVENT OF DEFAULT" means any event as specified in Clause 12.1 as an event of default;

         "PROPORTION OF DEBT" means the proportion of the Existing Debt of the Borrower for each Creditor and all the Existing Debts of the Borrower under the Long Term Facility, Packing Credit Facility or Working Capital Facility (as the case may be) at any time under this Agreement;

         "TRANSACTION DOCUMENTS" means this Agreement, and agreements, documents and other agreements relating to the utilization of the Facility under this Agreement including all the documents relating to Security, Guarantee Agreement, Land and Building Mortgage Agreement, Equipment Pledge Agreement, Equipment Mortgage Agreement, Escrow Agreement, Prioritization Agreement, Documents for the Utilization of Overdraft Facility, Documents for the Utilization of Packing Credit Facility, Documents for the Utilization of Short Term Working Capital Facility, Receipt and Promissory Notes;

         "DOCUMENTS FOR THE UTILIZATION OF OVERDRAFT FACILITY" means application for the utilization of overdraft and/or documents or agreements which are used for the utilization of overdraft Facility (including overdraft agreement) in the form and substance specified by Bank of Ayudhya;

         "DOCUMENTS FOR THE UTILIZATION OF SHORT TERM WORKING CAPITAL FACILITY" means application for the utilization of Short Term Working Capital Facility and/or any documents, instruments, Promissory Notes or other agreements which are used for the utilization of the Short Term Working Capital Facility in the form and substance specified by IFCT;

         "DOCUMENTS FOR THE UTILIZATION OF PACKING CREDIT FACILITY" means application for the utilization of Packing Credit and/or any documents, instruments, Promissory Notes or other agreements which are used for the utilization of Packing Credit Facility in the form and substance acceptable to Packing Credit Creditors;

         "DEFAULT INTEREST RATE" means

         (a) In the case of IFCT, the maximum interest rate IFCT is legally allowed at that particular time to use in compliance with the laws regarding interest for loans of financial institutions which, on the Effective Date of this Agreement, is at the rate of seventeen (17) percent per annum but can be changed as announced, from time to time, by IFCT; and/or

         (b) In the case of Bank of Ayudhya, the maximum interest rate applicable to the general customers who breach any condition specified by Bank of Ayudhya under the notification of the Bank of Thailand relating to the specification for commercial banks to perform in relation to interest and discount which, on the Effective Date of this Agreement, is at the rate


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                  of fourteen point five (14.5) percent per annum but can be changed as announced, from time to time, by Bank of Ayudhya;

         "MARKET RATE" means an annual interest rate to be used with Packing Credit Facility which is MOR or any rate used by each Packing Credit Creditor to calculate the interest on that particular date from its prime customers;

         "AVERAGE MLR" means an annual interest rate specified by the Facility Agent by using the annual interest rate that each Creditor used to calculate the interest for the long term debt in Baht from the prime customers of each Creditor;

         "MOR" means

         (a) In the case of Bank of Ayudhya, an annual interest rate specified by Bank of Ayudhya using the annual interest rate that Bank of Ayudhya used to calculate the interest for the overdraft facility in Baht from its prime customers which, on the Effective Date of this Agreement, is at the rate of eight point two five (8.25) percent per annum but can be changed as announced from time to time by Bank of Ayudhya; and

         (b) In the case of IFCT, a minimum annual interest rate for the purchase of bills from the prime customers as announced by IFCT which, on the Effective Date of this Agreement, is at the rate of eight point two five (8.25) percent per annum but can be changed as announced from time to time, by IFCT;

         "ESCROW AGENT" means Citibank, N.A., Bangkok Branch;

         "ESCROW AGREEMENT" means the escrow agreement dated 23 April 2001 executed by the Borrower, Creditors, U.S. Bank and Wells Fargo Bank in accordance with the form specified in Attachment 10;

         "PRIORITIZATION AGREEMENT" means the prioritization agreement dated 23 April 2001 executed by the Guarantor, Creditors, U.S. Bank and Wells Fargo Bank in accordance with the form specified in Attachment 11;

         "U.S. BANK" means U.S. Bank National Association, which is one of the banks which currently provides credit facilities to the Guarantor or any Innovex Group Company other than the Borrower; and

         "WELLS FARGO BANK" means Wells Fargo Bank Minnesota National Association, which is one of the banks which currently provides credit facilities to the Guarantor or any Innovex Group Company other than the Borrower.

1.2      Under this Agreement unless the context required otherwise

         (a) References to this Agreement or Transaction Documents shall include annexes and attachments of this Agreement or Transaction Documents and also includes this Agreement or the Transaction Documents as amended and supplemented from time to time;

         (b) The term "Facility Agent", "Security Agent" and "Creditor" are references to the assignee or transferee of such person;

         (c) The term "Law" includes the codes, emergency decrees, constitution, statutes, acts, decrees, emergency decrees, treaties, conventions, guidelines and judgments (whether or not having the force of laws) and also includes the laws of the countries other than Thailand.


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         1.3 Contents, headings or names of this Agreement and the Transaction
         Documents are for the purpose of references only and will not be used for the interpretation of any terms of this Agreement or the Transaction Documents.

2.       THE FACILITIES

2.1 Subject to the terms and conditions of this Agreement, the Facilities to be made available to the Borrower under this Agreement shall consist of:

         2.1.1 LONG TERM FACILITY the Baht loan facility provided by the Long Term Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 590,000,000 (Five Hundred Ninety Million Baht)

         2.1.2 PACKING CREDIT FACILITY the Baht or foreign currency equivalent to Baht facility as Packing Credit Creditors agree but not exceeding the Packing Credit Facility Limit provided by Packing Credit Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 530,000,000 (Five Hundred Thirty Million
                  Baht)

         2.1.3 WORKING CAPITAL FACILITY Baht loan or overdraft provided by Working Capital Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 80,000,000 (Eighty Million Baht) divided in to the following type of the Facility:

                  (1) SHORT TERM WORKING CAPITAL FACILITY to be provided by IFCT to the Borrower for the amount not exceeding Baht 70,000,000 (Seventy Million Baht); and

                  (2) OVERDRAFT FACILITY to be provided by Bank of Ayudhya to the Borrower for the amount not exceeding Baht 10,000,000 (Ten Million Baht).

2.2 The Borrower shall use the Facilities exclusively for the following purposes:

         2.2.1 LONG TERM FACILITY The Borrower shall use the Long Term Facility for the payment of expenses related to the Project.

         2.2.2 PACKING CREDIT FACILITY The Borrower shall use the Packing Credit Facility for the payment of expenses related to the Project and as working capital for the Project.

         2.2.2 WORKING CAPITAL FACILITY The Borrower shall use the Working Capital Facility as working capital for the Project.

2.3 The fact that, for whatsoever reason, the Facility or any part thereof is not fully utilized by the Borrower or is unavailable to the Borrower shall neither affect nor impair the liabilities of the Borrower to perform any and all of its obligations under this Agreement in full nor impose any obligation on any Creditor to provide the Borrower any Facility other than the Commitment Percentage of the Facility of each Credit as specified in this Agreement.

2.4 Failure by a Creditor to perform its obligation under this Agreement shall not release other Creditor, Facility Agent, Security Agent or the Borrower from their respective obligations under this Agreement nor shall any Creditor, Security Agent or Facility Agent be liable in any respect for the failure of such Creditor to perform its obligation under this Agreement. In the event of any circumstance as specified above has happened, other Creditor will arrange the consultation with the Borrower immediately to find a possible remedy for such circumstance.


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3.       CONDITIONS PRECEDENT

3.1      GENERAL CONDITIONS PRECEDENT
         In addition to other conditions specified in this Agreement, the Creditors are bound to provide the Facility to the Borrower under this Agreement when the Facility Agent is of the opinion that the Borrower and the Guarantor have fulfilled the conditions precedent as specified in Attachment 5 completely no later than seven (7) Banking Days before the first Utilization Date or if the Facility Agent has waived any condition precedent in writing before or on the first Utilization Date.

3.2 Conditions Precedent for the utilization of Long Term Facility, Packing Credit Facility and Working Capital Facility

         In addition to other conditions specified in this Agreement, the Long Term Creditors, Packing Credit Creditors and Working Capital Creditors are bound to provide the Long Term Facility, Packing Credit Facility and Working Capital Facility to the Borrower under this Agreement when the Facility Agent is of the opinion that the Borrower has fulfilled the conditions precedent as specified under this clause in full no later than three (3) Banking Days before the Utilization Date for the Long Term Facility, Utilization Date for Packing Credit Facility or Utilization Date for Working Capital Facility (as the case may be) or when the Facility Agent has waived any condition precedent to the Borrower in writing before or on the Utilization Date for Long Term Facility, Utilization Date for Packing Credit Facility or Utilization Date for Working Capital Facility (as the case may be). The conditions precedent for Long Term Facility, Packing Credit Facility and Working Capital Facility are as follows:

         3.2.1 Events which are conditions precedent for Long Term Facility, Packing Credit Facility and Working Capital Facility

                  (a) all representations and warranties made by the Borrower and the Guarantor (as the case may be) under Clause 10 and under other Transaction Documents are true and correct as if made or provided on that proposed Utilization Date;

                  (b) The Borrower and the Guarantor (as the case may be) are in compliance with the conditions precedent as specified in Clause 3.1 completely and/or being waived in writing by the Facility Agent;

                  (c) The Borrower and the Guarantor (as the case may be) have fulfilled the affirmative covenants and negative covenants provided under Clause 11 of this Agreement and/or provided pursuant to other Transaction Documents and there is no Event of Default which has happened or may happen as a result of the utilization of Long Term Facility, Packing Credit Facility and Working Capital Facility (as the case may be);

                  (d) The Transaction Documents, authorization, permit or other documents of the same kind as specified in Attachment 5 are in full force and effect and has not been cancelled or amended in the way which is not acceptable to the Long Term Creditors, Packing Credit Creditors or Working Capital Creditors (as the case may be).

         3.2.2 Documents which are conditions precedent for each utilization of Long Term Facility

                  The Facility Agent has received the following documents within the time specified above.

                  (a)      a Notice of Drawdown for that drawdown; and


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


                  (b) the Transaction Documents, other documents relating to this Agreement or related to the Borrower or other parties as requested by Long Term Creditors.

                  The Borrower shall deliver the documents specified in Clause
                  3.2.2 to the Facility Agent with sufficient copy for the Creditors (one copy for each Long Term Creditor of which the Facility Agent will keep the original of all the documents). For the copy of all documents, the Borrower will arrange for its Authorized Director or Authorized Officer to certify each document as true and correct copy and in full force on the date of the certification of such documents.

         3.2.3 Documents which are conditions precedent for each utilization of the Packing Credit Facility

                  Before the utilization of each Packing Credit Facility, each Packing Credit Creditor will receive the Documents for the Uitilization of Packing Credit Facility and Promissory Note which is duly signed by the Authorized Director of the Borrower and proper stamp duties have already been affixed.

         3.2.4 Documents which are conditions precedent for each utilization of the Short Term Working Capital Facility.

                  Before the utilization of each Short Term Working Capital Facility, IFCT will receive the Documents for the Utilization of Short Term Working Capital Facility (in Baht) and the Promissory Note which is duly signed by the Borrower and proper stamp duties have already been affixed.

         3.2.5 Documents which are conditions precedent for each utilization of the Overdraft Facility.

                  Before the first utilization of Overdraft Facility, Bank of Ayudhya will receive the Documents for the Utilization of the Overdraft Facility (which includes overdraft agreement) duly signed by the Authorized Director of the Borrower and proper stamp duties are affixed and in case for the extension of each additional Overdraft Facility, the Borrower will affix proper stamp duties as specified by Bank of Ayudhya.

4.       UTILIZATION OF FACILITY

4.1      UTILIZATION OF LONG TERM FACILITY

         4.1.1 Subject to the terms of Clause 3.1 and Clause 3.2 and other terms and conditions specified in this Agreement or the Transaction Documents, the Borrower may utilize the Long Term Facility on any Banking Days during the Availability Period for Long Term Facility.

         4.1.2 Each drawdown of the Long Term Facility will be in compliance with the following conditions:

                  (a) The Facility Agent has received a Notice of Drawdown from the Borrower no later than three (3) Banking Days prior to the date of such drawdown;

                  (b) The Borrower shall deliver Receipt to the Facility Agent on each Utilization Date by delivering

                           (1) Receipt specifying the total amount for such drawdown;

                           (2) Receipt specifying the amount that each Long Term Creditor provided to the Borrower under the Commitment Percentage for each Long Term Creditor for all the Long Term Creditors.

                  (c) Subject to the conditions of Clause 2.1.1, the Borrower is entitled to drawdown Long Term Facility for the aggregate amount of Baht 590,000,000 (Five Hundred Ninety Million Baht).

                  (d) In case the Borrower has drawndown Long Term Facility in full during the Availability Period for Long Term Facility, the Borrower is not entitled to drawdown such amount again.

         4.1.3 A Notice of Drawdown issued by the Borrower shall be irrevocably binding on the Borrower to act in compliance with such notice.

                  In case the Borrower issues a Notice of Drawdown to the Facility Agent and there is no drawdown on the date specified as Utilization Date due to the reason that the Borrower fails to drawdown or the reason that the Borrower fails to comply with any conditions specified in Clause 3 in full, the Borrower will pay the money to the Long Term Creditor upon request to remedy the damage, loss and expenses as a result of the failure to drawdown on such date including the loss, interest margin, costs and expenses incurred from the reallocation of the amount prepared for the providing of such Long Term Facility to the Borrower.

         4.1.4    Payment of Loan by the Long Term Creditors

                  Subject to the terms and conditions of this Agreement, for each drawdown of Long Term Facility, the Facility Agent will issue the Notice of Commitment Percentage to inform each Long Term Creditor of the amount of money that such Long Term Creditor has to provide to the Borrower in compliance with the Commitment Percentage of the Facility of such Long Term Creditor for the Long Term Facility no later than two (2) Banking Days prior to the Utilization Date and within 10.00 a.m of the Utilization Date that the Borrower is allowed to drawdown the Long Term Facility, each Long Term Creditor will deliver the amount specified by the Facility Agent by transferring the money to the Borrower's account (in which case the Long Term Creditor will deliver copy of the transfer slip to the Facility Agent within the Utilization Date) or deliver cashier's cheque under the name of the Borrower dated the Utilization Date to the Facility Agent for deposit in the Borrower's account.

                  The parties clearly agree that the Borrower will be deemed to receive the Loan when each Long Term Creditor has delivered the amount of money in accordance with the Commitment Percentage to the account of the Borrower or delivered the cashier's cheque in the name of the Borrower dated the Utilization Date to the Facility Agent which has deposited such funds in the Borrower's account in compliance with the condition of this Clause.

4.2      UTILIZATION OF PACKING CREDIT FACILITY

         4.2.1 Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Documents, on any Banking Days during the Availability Period for Packing Credit Facility, the Borrower is entitled to utilize the Packing Credit Facility in Baht or in other foreign currency which is equivalent to Baht acceptable by each of the Packing Credit Creditor but not exceeding the Facility Limit of Each Creditor of such Packing Credit Creditor.

         4.2.2 For the utilization of the Packing Credit Facility from each Packing Credit Creditor, the Borrower shall execute the Documents for the Utilization of Packing Credit Facility for such

                  Packing Credit Creditor no later than two (2) Banking Days before the Utilization Date for Packing Credit Facility and shall deliver a Receipt to each Packing Credit Creditor on each Utilization Date for Packing Credit Facility obtained from such Packing Credit Creditor.

         4.2.3 The maximum amount for the Packing Credit Facility the Borrower is entitled to utilize from the Packing Credit Creditors under this Agreement is Baht 530,000,000 (Five Hundred Thirty Million Baht).

         4.2.4 The maturity of each Packing Credit Facility of the Borrower will not exceed one hundred and eighty (180) days.

         4.2.5 Subject to the conditions of Clause 4.2.3 for any amount drawndown by the Borrower under the Packing Credit Facility and has been prepaid or repaid by the Borrower, the Borrower is entitled to drawdown such amount again under the terms and conditions set forth by each Packing Credit Creditor under its Documents for the Utilization of Packing Credit Facility.

         4.2.6 The utilization of Packing Credit Facility must be renewed on a yearly basis in accordance with the conditions specified by each Packing Credit Creditor in the Documents for the Utilization of Packing Credit Facility.

         4.2.7 The Borrower agrees that the Borrower shall use its best efforts to utilize Packing Credit Facility from each Packing Credit Creditor at the proportionate ratio of 8 (IFCT) to 5 (Bank of Ayudhya) or the ratio specified by the Packing Credit Creditors and shall prepare the reports for the drawdown of Packing Credit Facility and other Facilities to the Facility Agent on the first and sixteenth days of each month under the calendar year.

                  In case the amount of Packing Credit Facility utilized cannot be proportionately maintained in accordance with the ratio specified above, the Facility Agent shall divide the amount as close as possible to the proportionate ratio specified above.

4.3      UTILIZATION OF OVERDRAFT FACILITY

         4.3.1 Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Document, on any Banking Days during the Availability Period for Working Capital Facility, the Borrower is entitled to utilize the Overdraft Facility with Bank of Ayudhya in accordance with the conditions specified in the Documents for the Utilization of Overdraft Facility made with the Bank of Ayudhya.

         4.3.2 The maximum amount for the Overdarft Facility that the Borrower is entitled to utilize under this Agreement is Baht 10,000,000 (Ten Million Baht).

         4.3.3 In case Bank of Ayudhya changes the form of Overdraft Agreement, the Borrower agrees to execute new Overdraft Agreement in compliance with the new format in substitution for the old Overdraft Agreement to Bank of Ayudhya immediately upon request by the Bank.

         4.3.4 The Utilization of Overdraft Facility must be renewed on a yearly basis in accordance with the conditions specified by Bank of Ayudhya and/or the conditions specified in the Documents for the Utilization of Overdraft Facility.

4.4      UTILIZATION OF SHORT TERM WORKING CAPITAL FACILITY

         4.4.1 Subject to Clauses 3.1 and Clause 3.2 and other conditions specified in this Agreement or the Transaction Documents, on any Banking Days during the Availability Period for Working Capital Facility, the Borrower is entitled to utilize the Short Term Working Capital Facility in Baht by executing the Documents for the Utilization of Short Term Working Capital Facility to IFCT no later than two (2) Banking Days before that Utilization date for the Short Term Working Capital Facility and shall deliver a Receipt to IFCT on each Utilization Date for Short Term Working Capital Facility obtained from IFCT.

         4.4.2 The maximum amount the Borrower is entitled to utilize the Short Term Working Capital Facility from IFCT under this Agreement is Baht 70,000,000 (Seventy Million Baht).

         4.4.3 The maturity of each Short Term Working Capital Facility will not exceed one hundred and twenty (120) days from the Utilization Date and in any case shall not exceed the Availability Period for Working Capital Facility unless IFCT will agree otherwise.

         4.4.4 The Borrower will issue and deliver Promissory Note to IFCT as specified by IFCT in relation to the utilization of Short Term Working Capital Facility in compliance with the conditions specified by IFCT and/or the conditions specified in the Documents for the Utilization of Short Term Working Capital Facility.

         4.4.5 The utilization of Short Term Working Capital Facility must be renewed on a yearly basis in accordance with the conditions specified by IFCT and/or the conditions specified in the Documents for the Utilization of Short Term Working Capital Facility.

         4.4.6 Subject to the conditions of Clause 4.4.2, for any amount drawndown by the Borrower under the Short Term Working Capital Facility and has been prepaid or repaid by the Borrower, the Borrower is entitled to drawdown such amount again under the terms set forth by IFCT and/or the terms specified in the Documents for the Utilization of Short Term Working Capital Facility.

5.       FEES AND INTEREST

5.1      LONG TERM FACILITY

         5.1.1    FRONT END FEE FOR THE LONG TERM FACILITY
                  Within seven (7) days from the Effective Date of this Agreement, the Borrower will pay the front end fee for the Long Term Facility to IFCT for the amount of Baht 1,500,000 (One Million Five Hundred Thousand Baht) and to the Bank of Ayudhya for the amount of Baht 1,450,000 (One Million Four Hundred Fifty Thousand) by using bank checks of the commercial bank which has its head office or branches in Bangkok Metropolis and payable in the name of IFCT or Bank of Ayudhya.

         5.1.2    INTEREST FOR THE LONG TERM FACILITY

                  The interest rate for the Loan in relation to the Long Term Facility will be calculated as an annual rate specified by the Facility Agent on the date of first drawdown date and on the date the interest for the Long Term Facility has changed at the following rate:

                  (1) From the first drawdown date until 23 April 2003 at the rate of seven (7) percent per annum.

                  (2) From 24 April 2003 until 31 December 2005 at the rate equal to Average MLR per annum.

                  For each Interest Period, the Borrower will pay interest for the Loan under the Long Term Facility in compliance with the conditions in this Agreement to the Facility Agent for the benefit of the Long Term Creditors pursuant to its Proportion of Debt by payment within 10:00 a.m. (Bangkok time) on the last Banking Day of each month under the calendar year.

5.2      PACKING CREDIT FACILITY

         The interest rate for the Loan under Packing Credit Facility will be calculated on an annual basis specified by the Facility Agent as Market Rate.

         For each Interest Period, the Borrower will pay such interest in compliance with the conditions specified by each Packing Credit Creditor in the Documents for the Utilization of Packing Credit Facility of such Packing Credit Creditor. In case those documents do not specify any specific condition on this, the Borrower will pay interest on the last Banking Day of each month under the calendar year.

5.3      WORKING CAPITAL FACILITY

         5.3.1    FRONT END FEE FOR THE WORKING CAPITAL FACILITY
                  Within seven (7) days from the Effective Date of this Agreement, the Borrower will pay front end fee for the Working Capital Facility to IFCT for the amount of Baht 350,000 (Three Hundred Fifty Thousand Baht) and to Bank of Ayudhya for the amount of Baht 50,000 (Fifty Thousand Baht). The payment of front end fee in relation to the Working Capital Facility shall be made by the Borrower by using similar method as the payment of front end fee in relation to the Long Term Facility as specified in Clause 5.1.1.

         5.3.2    INTEREST FOR THE OVERDRAFT FACILITY

                  The Borrower will pay the interest for Overdraft Facility to Bank of Ayudhya under this Agreement at the rate equal to MOR of Bank of Ayudhya.

                  For each Interest Period, such interest will be paid pursuant to the conditions specified by Bank of Ayudhya in the Documents for the Utilization of Overdraft Facility on a compound basis. In case those documents do not specify any specific condition on this, the Borrower will pay interest on the one day prior to the last Banking Day of each month under the calendar year.

         5.3.3    INTEREST FOR THE SHORT TERM WORKING CAPITAL FACILITY

                  The Borrower will pay interest for the Short Term Working Capital Facility to IFCT under this Agreement at the rate equal to MOR of IFCT.

                  For each Interest Period, such interest will be paid pursuant to the terms specified by IFCT in the Documents for the Utilization of Short Term Working Capital Facility. In case those documents do not specify any specific condition on this, the Borrower will pay interest on the last Banking Day of each month under the calendar year.

5.4      THE CALCULATION OF INTEREST FOR ALL TYPES OF FACILITIES

         Interest for all types of Facilities will be calculated on the basis of actual number of days elapsed and a year of 365 days for the Facilities in Baht and a year of 360 days for the Facilities in other foreign currencies other than Baht.

5.5      FACILITY AGENT'S FEE AND SECURITY AGENT'S FEE

         The Borrower will pay Facility Agent's Fee and Security Agent's Fee in accordance with the conditions specified in the letter(s) between the Facility Agent, Security Agent and Borrower dated 23 April 2001. The Borrower will pay the Facility Agent's Fee and Security Agent's Fee within seven (7) days from the Effective Date of this Agreement and every anniversary thereof and shall be paid by using similar method as the payments of other fees to the Creditor under Clause 5.1.1 of this Agreement.

6.       REPAYMENT AND PREPAYMENT

6.1      LONG TERM FACILITY

         6.1.1 The Borrower shall repay the Loan under the Long Term Facility to each Long Term Creditor on the last Banking Day of March, June, September and December (for the total 18 installments) in accordance with Repayment Schedule commencing from 30 September 2001 onwards.

         6.1.2 Before 10.00 a.m on each Repayment Date, the Borrower will repay the Loan to the Facility Agent for the benefit of the Long Term Creditors in accordance with the condition of Clause
                  6.1.1 and in compliance with the Repayment Schedule. In case the Borrower does not utilize the whole amount of Long Term Facility, the amount of Loan to be repaid by the Borrower on each Repayment Date will be reduced in the inverse order of maturity.

         6.1.3 After the Borrower has repaid the Loan, the Borrower may not utilize such repayment amount again.

         6.1.4 The Borrower is entitled to prepay the Loan in relation to the Long Term Facility in whole or in part on any Interest Payment Date before the Repayment Schedule in compliance with the following conditions:

                  (a) The Borrower has delivered the notice in writing specifying the intention to prepay the Loan by specifying the amount to be prepaid and the date of such prepayment to the Facility Agent in advance no later than thirty (30) Banking Days;

                  (b) Subject to Clause 7.1, the amount to be partially prepaid will be in the amount of not less than 5,000,000 Baht (Five Million Baht) or the integral multiple of 5,000,000 Baht (Five Million Baht);

                  (c) The Borrower shall prepay the Loan together with interest calculated until the date of such prepayment and any other amount which is due and payable under this Agreement;

                  (d) The amount prepaid will firstly be used to pay the expenses which are due under this Agreement. After that it will be used to pay the fees and interest which are due and payable and the Loan in the inverse order of maturity;

                  (e) On each Prepayment Date, the Borrower agrees to pay the prepayment fee equal to two percent (2%) of the amount prepaid to the Facility Agent for the benefit of the Long Term Creditors in compliance with their Proportion of Debt in relation to the Long Term Facility except in the case where the prepayment money is obtained from the operation of the Borrower or from the capital increase of the Borrower; in which case the Borrower shall not be responsible to pay the prepayment fee.

         6.1.5 Any notices of prepayment given by the Borrower shall be irrevocable and the Borrower shall be bound to make the prepayment in accordance with such notice.

         6.1.6 Except as otherwise clearly mentioned in this Agreement, the Borrower is not entitled to prepay any or all part of the Loan. The Loan which is prepaid shall not be available for further drawdown.

6.2      REPAYMENT OF PACKING CREDIT FACILITY AND WORKING CAPITAL FACILITY

         The Borrower shall comply with all the conditions specified in the Documents for the Utilization of Packing Credit Facility, Documents for the Utilization of Overdraft Facility, and the Documents for the Utilization of Short Term Working Capital Facility or other relevant documents or agreements and shall reduce Packing Credit Facility and all types of Working Capital Facility to zero upon the expiry of Availability Period for Packing Credit Facility or the Availability period for Working Capital Facility (as the case may be).

7.       PAYMENT

7.1 Except as otherwise expressly provided under this Agreement, on each day on which any sum is due under this Agreement, the Borrower shall make payment to the Creditors in Baht (or in other foreign currency (in some cases) for the Packing Credit Facility) which may be utilized immediately within that day within 10.00 a.m. Bangkok time by, for the case of Long Term Facility, payment to the Facility Agent for the benefit of the Creditors or payment directly to each Creditor in accordance with their Proportion of Debt for Long Term Facility and for the other types of Facilities, by direct payments to the Creditors for such Facilities.

         For Packing Credit Facility which is denomiated in other foreign currency other than Baht, the Borrower hereby irrevocably waives any rights it may have under Section 196 of the Civil and Commercial Code of Thailand (or any modification or re-enactment thereof for the time being in force) to make payment under the Packing Credit Facility in Baht and shall make payment to the Packing Credit Creditors under the terms and conditions specified in the Documents for the Utilization of Packing Credit Facility.

7.2 The Borrower shall promptly upon demand by the Facility Agent make or cause to make any evidence of debt to evidence the obligations of the Borrower under this Agreement.

7.3 The Borrower agrees to be bound as each Creditor records in its book of account and other records in the absence of manifest error.

7.4 Except as otherwise specified in this Agreement or the Transaction Documents, if any due date for payment under this Agreement is on any Banking Holidays such payment shall be extended to the next succeeding Banking Day except in the case that the succeeding Banking Day is in the subsequent month in which case the due date for the payment shall be shortened to be on the last Banking Day of that month.

8.       THE FACILITY AGENT, THE SECURITY AGENT AND THE CREDITORS

8.1      APPOINTMENT

         (a) Each of the Creditors hereby appoints Bank of Ayudhya to act as the Facility Agent of the Creditors and appoints IFCT as the Security Agent of the Creditors and authorizes the Facility Agent and Security Agent to act in compliance with the terms of this Agreement and the Transaction Document on behalf of the Creditors and/or the Borrower. In addition, the Facility Agent and the Security Agent may perform its duties under this Agreement and the Transaction Documents through agent, employee or professional consultant;

         (b) Each of the Creditors hereby appoints the Security Agent to sign all the documents, instruments and agreements relating to the Security on its behalf.

8.2      OBLIGATIONS OF THE FACILITY AGENT

The Facility Agent has the following duties:

         (1) promptly inform each of the Creditors of the contents of any notice, demand or document concerning this Agreement upon receipt of such notice, demand or other document, including inform the portions of each type of Facilities as notified by the Borrower to the Facility Agent pursuant to Clause 11.1.15 on each of the first and sixteenth day of each month under the calendar year.

         (2) promptly notify each of the Creditors of the occurrence of any Event of Default in case

                  (a) any official of the Facility Agent who is directly responsible for administration of this Agreement has been notified by the Borrower, the Creditor or other reliable source; or

                  (b) any official of the Facility Agent who is directly responsible for administration of this Agreement actually knows about such Event of Default.

         (3) notify the Creditors about the status of the conditions precedent as specified in Clause 3 as appropriate.

         (4) subject to the terms and conditions of this Agreement, acts or refrains from acting for the benefit of all the Creditors or in accordance with instruction of the Creditors or Majority Creditors.

         (5) review and notify the report prepared by the Borrower in relation to the drawdown of Facilities under this Agreement to the other Creditors.

         (6) inform the Borrower in advance of the amount of interest and/or principal of the Long Term Facility which the Borrower has to pay to the Long Term Creditors on each Interest Period or Repayment Schedule.

8.3      RIGHTS OF THE FACILITY AGENT AND SECURITY AGENT

         In performing its duties under this Agreement, the Facility Agent and the Security Agent has the following rights:

         (1) assume that no Event of Default and no prespective Event of Default has occurred and the Borrower is not in breach of any of its obligation under this Agreement unless and until it has actual knowledge or has received actual notice under Clause
                  8.2 (2);

         (2) rely upon the written notice, certificate, order or other documents believed by it to be genuine and correct which are duly signed by the Authorized Director or Authorized Officer of the person preparing such notice, certificate, order and document and shall not be liable to any other party under this Agreement for any loss incurred as a result of such reliance (other than in cases of its gross negligence or willful misconduct); and

         (3) engage and pay for the advice and services of any lawyer, accountant, advisor independent appraiser or valuer or other professional advisor or expert as it may consider necessary, expedient or desirable upon consent by the Creditors and rely on and act upon such advice so obtained.

         (4) the time frame for the performance of obligations of the Facility Agent shall be the period commencing from the Effective Date of this Agreement and expiring on the later of
                  (a) five (5) years from such date and (b) the date the Borrower has paid the Debt under this Agreement and the Transaction Documents in full while the Security Agent shall perform its obligations until the Creditors have received the payment of Debt under their respective Proportion of Debt in full from the Borrower.

8.4      INDEMNITY

         The Creditors agree to reimburse and indemnify the Facility Agent or Security Agent in accordance with their respective Commitment Percentages to the extent not actually reimbursed by the Borrower from and against all liabilities of claims or proceeding resulting from the performance by the Facility Agent or Security Agent under this Agreement or which is advance or expenses incurred by the Facility Agent or Security Agent for any enforcement or preservation of the rights of the Creditors under this Agreement or the Transaction Documents provided that no Creditor shall be liable for any such liabilities resulting from the gross negligence or willful misconduct of the Facility Agent or Security Agent.

8.5      BEFORE THE DECLARATION OF AN EVENT OF DEFAULT

         Before declaring any or all of the debts of the Borrower to be immediately due and enforceable pursuant to Clause 12.2 of this Agreement, the Facility Agent will consult with the Creditors and act in compliance with the unanimous instruction of the Creditors. The Creditors agree to reimburse any loss to the Facility Agent and will protect the Facility Agent from the claims, damages, penalty and other expenses of whatsoever nature which have been claimed from the Facility Agent or as the Facility Agent may have to suffer or be responsible from any act performed by the Facility Agent in the capacity of the Facility Agent in accordance with the Commitment Percentage of the Creditors under this Agreement.

8.6      DISTRIBUTE OF THE PROCEEDS AMONG THE CREDITORS

         Subject to Clause 14, the Facility Agent or Security Agent (as the case may be) shall, as soon as practicable, distribute the proceeds which is the part of each Creditor to each Creditor in accordance with the Proportion of Debt in the principal, interest, fee and other types of money actually received by the Facility Agent or Security Agent (as the case may be) from the Borrower on behalf of the Creditors in accordance with such part of Facility in which such Creditor has some stake in. If such money is not sufficient to be distributed among the Creditors, each Creditor will receive such part of money in accordance with its Proportion of Debt.

8.7 THE RIGHTS AND POWER OF THE FACILITY AGENT AND THE SECURITY AGENT AS ONE OF THE CREDITOR

         As the Facility Agent and the Security Agent are Creditors which is obligated to perform in compliance with this Agreement, the Facility Agent and the Security Agent has the right and power under this Agreement the same as other Creditor and has the right and obligation as if they are not Facility Agent or Security Agent. The term "Creditor" or "Creditors" shall include the Facility Agent and the Security Agent as one of the Creditors except as expressly provided otherwise in this Agreement.

8.8      THE OBLIGATIONS OF EACH CREDITOR

         The obligations of each Creditor under this Agreement are several and no Creditor shall be responsible for the obligations of the other Creditor under this Agreement and the failure of any Creditor to perform any of its obligations under this Agreement shall not be deemed to release other Creditor from its obligation to perform under this Agreement.

8.9      RESIGNATION AND TERMINATION OF FACILITY AGENT OR SECURITY AGENT

         The Facility Agent or Security Agent may resign at any times and the Creditors may terminate the Facility Agent or Security Agent by giving written notice to the Creditors and the Borrower in advance at least sixty (60) days from the date the Facility Agent or the Security Agent intends to resign or from the date for such termination and the Creditors shall perform the obligations of the Facility Agent or Security Agent until there is any appointment of the substituted Facility Agent or Security Agent.

         The new Facility Agent or Security Agent shall have all the rights, powers and obligations of the resigned or terminated Facility Agent or Security Agent and the resigned Facility Agent or Security Agent will be released from all the obligations and commitments as the Facility Agent or Security Agent under this Agreement immediately upon the appointment of the new Facility Agent or Security Agent.

9.       CHANGE IN CIRCUMSTANCES

9.1      UNLAWFULNESS OR IMPRACTICALITY

         Upon the occurrence of any of the following events:

         9.1.1 any enactment or change in laws or regulations or any change in interpretation or application of any laws or regulations resulting in any part of this Agreement and/or the entering into this Agreement of any Creditor is illegal or not in full force and effect;

         9.1.2 any compliance in good faith by any Creditor with any applicable instruction (whether or not having force of laws) of the Bank of Thailand, government agency or authority made it impracticable for that Creditor to perform any condition of this Agreement.

         In such event, that Creditor will inform the Facility Agent and the Borrower of the event in which case the obligations of such Creditor whether in whole or in part will be terminated and the Borrower will repay the debt which is affected in full immediately or provide additional security for the debt which is not due and enforcable in compliance with the form specified by the Facility Agent upon request by the Facility Agent for the benefit of that Creditor.

9.2      INCREASED COST

         9.2.1    In the event that

                  (a) any enactment or change in laws or regulation or any change in the interpretation or application of any laws or regulation; or

                  (b) any compliance in good faith by a Creditor with any applicable instruction (whether or not having the force of laws) of the Bank of Thailand, any other governmental agency or authority shall

                           (1) increase the cost of any Creditor to perform under this Agreement and/or

                           (2) reduce any interest, fee or any payment received or receivable by that Creditor under this Agreement.

         In this circumstance, the Borrower shall perform as follows:

                  (a) The Borrower shall pay additional amount as the Creditor specified as necessary to compensate it for such increased cost or to compensate for the amount of interest, fees or other payment which the Creditor is entitled to receive under this

                           Agreement equal to the shortfall of such amount to that Creditor upon request by such Creditor; and

                  (b) After the Borrower has received such notification to pay the money under such Clause (a), there is still additional cost or there is still an event the result of which will reduce the interest, fee or other payment entitled by such Creditor under this Agreement, the Borrower may select to pay the relevant part of Debt which is affected in full by acting in compliance with the condition set froth Clause 9.1.

         9.2.2 After the occurrence of the event pursuant to Clause 9.2.1, the Creditor is entitled to demand the Borrower to pay the debt under this Clause at any time even after the settlement of debt under this Agreement (except the debt under this Clause) in full.

9.3      CHANGE IN BASIS FOR INTEREST OR FEE CALCULATION

         9.3.1    At any times, if

                  (a) the Facility Agent or any Creditor considers that there is any event which effect the money market in general and there is no proper method to determine the fees or interest under Clause 5; or

                  (b) The Facility Agent is notified by any Creditor that there is no determination of Average MLR or MOR or Market Rate any longer, the Facility Agent shall give notice of such determination to the Creditors and the Borrower within seven (7) days from the date of such event or from the date of notification by the Facility Agent (as the case may be).

         9.3.2 After the giving of a notice pursuant to Clause 9.3.1 last paragraph, the Borrower and the Creditors shall enter into negotiation in good faith with a view to agreeing upon and alternative basis for the calculation of interest, fee, Interest Period and Interest Payment Date and other relevant conditions (hereinafter referred to as "Substituted Basis of Financing").

         9.3.3 If the Creditors and the Borrower can agree in writing for the Substituted Basis of Financing within thirty (30) days from the date of notification by the relevant notification pursuant to Clause 9.3.1 last paragraph, such basis shall take effect in accordance with its terms.

         9.3.4 If no Substituted Basis of Financing is agreed upon within thirty (30) days from the date of notification or the Creditors determine that the Agreement on the Substituted Basis of Financing cannot be completed prior to the expiry of such period, the parties agree to perform in compliance with the following conditions:

                  (a) The Creditors have the right to require the Borrower to pay the affected part of the Facility by sending notice in advance specifying the date for such prepayment within thirty (30) days from the date of notification to the Borrower. In such case, the Borrower will repay the affected part of the Facility together with interest accrued thereon [in case there is no determination of Average MLR, MOR or Market Rate (as the case may be) the last available rate applicable thereto will be used] on the calculation of the interest which is due or payable and other amount of money which is due and payable to the Creditors within the time specified therein; and

                  (b) In any case, so long as the circumstances referred to in Clause 9.3.1 (a) or (b) shall continue and the Facility Agent have sent the notification of such event, the Borrower is entitled to repay the affected part of Facility in full to the Creditors together with the interest [in case there is no determination of Average MLR, MOR or Market Rate (as the case may be) the last available interest rate will be used] and other amount due under this Agreement without having to pay the penalty fine.

         9.3.5 Upon the occurrence of the event pursuant to Clause 9.3.1 and there is no agreement on the Substituted Basis of Financing, the interest shall be calculated at the annual rate which is equal to the aggregate of (1) the per annum interest rate determined by the Creditors from time to time and (2) the average interest provided by the Creditor to the prime customers as the substitution for Average MLR, MOR or Market Rate (as the case may be) provided the Borrower will pay such interest calculating from the last day of interest period designated by the Facility Agent from time to time.

         9.3.6 If there is a notification pursuant to Clause 9.3.1 before the utilization of any Facility, the Borrower is not entitled to utilize such Facility except the Substituted Basis of Financing have been agreed upon.

10.      REPRESENTATIONS AND WARRANTIES

10.1 THE BORROWER REPRESENTS AND WARRANTS TO THE FACILITY AGENT, THE SECURITY AGENT AND THE CREDITORS THAT:

         10.1.1 The Borrower is a limited company registered under Thai laws and has the registered office at the address mentioned above and has the branch offices as specified in the affidavit. The Borrower is authorized or registered to conduct the business in Thailand and has power to hold titles to all of its assets (including Equipment, Land and Buildings). The Borrower has the right to operate its business operation or has the plan to operate in the future.

         10.1.2 The Borrower has the right and power to perform in accordance with this Agreement and the Transaction Documents and has taken all necessary actions to authorize the execution of this Agreement and the Transaction Documents.

         10.1.3 The Borrower has obtained the authorization from any governmental agency, competent authority and other related persons for or in connection with the execution and performance of this Agreement and the Transaction Documents and under the Project.

         10.1.4 The execution of this Agreement and the Transaction Documents or the performance by the Borrower of its obligations under this Agreement and the Transaction Documents do not and shall not:

                  (a) contravene or contradict to the terms, conditions, representations, contracts, agreements, laws or regulations binding on the Borrower.

                  (b) contravene any restrictions on the power to borrow money, incur indebtedness or any other authorities of the Borrower.

                  (c) result in incurring any encumbrances on all or any part of its assets or income for the benefit of any other persons other than the Creditors under this Agreement or result in the Borrower being in default or breach any document or agreement in which the Borrower is a party or the assets of the Borrower have to be encumbered other than for the benefit of the Creditors under this Agreement.

         10.1.5 The Borrower has taken all necessary actions according to the laws to authorized the Authorized Director and/or the Authorized Officer to execute and deliver this Agreement and each of the Transaction Documents to which the Borrower is a party including any documents, instruments and contracts necessary to be executed according to such agreements.

         10.1.6 This Agreement and the Transaction Documents (whether or not existing on the date of this Agreement) constitute legal, valid and binding obligations of the Borrower and each person entered into the said Agreement and the Transaction Documents.

         10.1.7 No litigation or arbitration proceeding is pending and no case is under the consideration of any administrative bureaus and no prospective litigation against the Borrower or to enforce on assets or rights of the Borrower; provided that the result of such litigation, arbitration or proceeding may materially and adversely affect the business operation under the Project, assets, debts or status (financial or otherwise) of the Borrower or the Borrower's ability to perform its obligations under this Agreement and the Transaction Documents.

         10.1.8 The Borrower has not done any acts against the laws or as required by laws, regulations, orders, agreements, representations, instruments, preferential rights, concessions, permits, licenses, authorizations, obligations, or any duties binding on the Borrower or its assets or incomes provided that the result of any acts against the laws or as required by laws of the Borrower may materially affect the business operation under the Project, assets, debts or status (financial or otherwise) of the Borrower or the Borrower's ability to perform its obligations under the Agreement and the Transaction Documents and no Events of Default occurred and still in existence.

         10.1.9 The Borrower is not adjudicated bankrupt, under the receivership or insolvent or any court procedures, resolutions or application for bankruptcy has been taken or filed for the order of bankruptcy, control of assets, debt restructure, dissolution, liquidation of the borrower or a receiver, administrator, planner, plan administrator or similar officers is appointed or under the procedure of business rehabilitation in the Court according to the Bankruptcy law.

         10.1.9 No guarantee agreement issued by the Borrower in favor of Wells Fargo Bank and/or U.S. Bank or any other bank to guarantee the debt of the Guarantor.

         10.1.10 The Borrower represent and warrant that the conditions under Clause 10.1.3, 10.1.4,10.1.6,10.1.7,10.1.8 and 10.1.9 shall be deemed to constitute the representations and warranties of the Guarantor.

10.2 The representations and warranties in Clauses 10.1.1 to 10.1.11 are the representations and warranties of the Borrower to the Facility Agent, Security Agent and Creditors made on the Effective Date of this Agreement and still be in full force and effect after the Effective Date of this Agreement until the Creditors have received payment for the Debt in full.

11.      AFFIRMATIVE COVENANTS AND NEGATIVE COVENANTS

11.1     GENERAL AFFIRMATIVE COVENANTS
         The Borrower agrees with the Facility Agent, the Security Agent and the Creditors that as long as any debt under this Agreement and/or Transaction Documents is outstanding, the Borrower covenants that it shall:

         11.1.1 promptly on reasonable request from the Creditors, provides the Creditors through the Facility Agent the statement and other information relating to its operation, asset, condition (financial or otherwise), Project, business plan or status of the Borrower as the Creditors may require from time to time with appropriate reason, including the report on the change of structure or shareholder of the Borrower or change in control of the Guarantor and the details relating to Director and authorization of the Director of the Borrower. In case there is any change of the structure or shareholder of the Borrower or change in control of the Guarantor or the details relating to Directors and/or authorization of the Director of the Borrower, the Borrower must receive the written consent from the Creditors in advance. For the purpose of this Clause 11.1.1, the term "control" means the power, whether directly or indirectly, to order or designate the management or policies of a company whether by being the holder of voting shares, by contract or otherwise.

         11.1.2 the Borrower shall promptly notify the Facility Agent about the following matters (together with all the relevant details)

                  (a)      the occurrence of any Event of Default;

                  (b) the occurrence of any current litigation, arbitration or administrative proceeding or which is pending or where any person expressly shows its intention to sue the Borrower or the Guarantor or to enforce the assets or rights of the Borrower or the Guarantor under any law;

                  (c) the commencement by the Borrower or the Guarantor of any negotiation with any other creditors of the Borrower or the Guarantor apart from the Creditors for the restructure of any debt of the Borrower or the Guarantor;

                  (d) the dispute between the Borrower or the Guarantor and any governmental authorities with respect to the payment of taxes or any matter where in any such case the dispute if resolved adversely to the Borrower or the Guarantor would be materially and adversely affect the operation, business, asset, debt or condition (financial or otherwise) of the Borrower or the Guarantor or the ability of the Borrower or the Guarantor to perform its obligation of the Borrower or the Guarantor under this Agreement or the Transaction Documents or any financial document executed by the Guarantor with U.S. Bank or Wells Fargo Bank or any financial institution or any other document with any third party; and

                  (e) any change in the personnel who is authorized to sign, certify true and correct and deliver notice and document or instrument as specified in this Agreement on behalf of the Borrower.

         11.1.3 The Borrower shall ensure that the obligation of the Borrower under this Agreement and/or the Transaction Documents at all time rank at least PARRI PASSU with all other obligations of the Borrower at all time except for preferential rights arising by operation of the laws of Thailand.

         11.1.4 The Borrower shall pay all taxes upon and of the assets, revenue or income or profit of the Borrower before the same shall become overdue and shall pay or cause to be paid any money in compliance with the lawful claims in whatsoever nature which is the claim where the non-payment of which may result in the encumbrance over the asset, revenue, income or profit of the Borrower or any other preferential rights except where (1) taxes or money is being contested in good faith by proper proceeding and (2) such reserve or provision as may be required by generally accepted accounting principal and taxes shall have been made therefore.

         11.1.5 The Borrower shall maintain the assets, Equipment and appliances in the Project of the Borrower in the good maintenance status, operational and in good condition and will repair, change and improve the asset, Equipment and appliance as necessary and appropriate from time to time.

         11.1.6 The Borrower agrees to deliver the following documents to the Facility Agent

                  (a) as soon as they are available (but in event within one hundred and twenty (120) days) after the end of each fiscal year of the Borrower and the Guarantor after the Effective Date of this Agreement, copies of the Financial Statements of the Borrower and the Guarantor for each fiscal year equal to the number of the Creditors and ensure in each case that they were prepared in accordance with accounting principles and practices generally acceptable in Thailand (in the case of the Borrower) or in the United States of America (in the case of the Guarantor) and gives in conjunction with the notes thereto including the note on changes in the accounting principles and practices (1) financial condition of the Borrower and the Guarantor on the date of such Financial Statements and (2) the result of the operation of the Borrower and the Guarantor for the period to which they relate, having been prepared with due care and diligence and were audited by Auditor acceptable to the Creditors;

                  (b) as soon as they are available, (but in any event within forty five (45) days) after the end of each of the three (3) months period after the Effective Date of this Agreement, copies of unaudited quarterly financial statements of the Borrower and the Guarantor for such quarterly financial period together with the cashflow statements and sources and uses of funds in respect of such periods for the number enough for all the Creditors having ensured that they were prepared in accordance with accounting principles and practices generally acceptable in Thailand (in the case of the Borrower) or in the United States of America (in the case of the Guarantor) and gives in conjunction with the notes thereto including the notes on changes in the application of an accounting principles and practices
                           (1) the financial condition of the Borrower or the Guarantor as of the last day of such financial period and (2) the result of the operation of the Borrower or the Guarantor for the period of which they relate, having been prepared with the due care and diligence, in the case of the Borrower or accepted by U.S. Bank, Wells Fargo Bank or any other creditors of the Guarantor, in case of the Guarantor;

                  (c) simultaneously with the delivery of Financial Statements for the three (3) month period of the Borrower or the Guarantor pursuant to subclause (b) above, the Borrower or the Guarantor shall deliver certificate signed by its Authorized Director or Authorized Officer certifying on the date of such certification that (which must be dated not more than ten (10) days before the date of delivery to the Facility Agent) no Event of Default from the latest submission of such certification under this subclause
                           (c) (or from the Effective Date of this Agreement for the first submission of this certificate) or if such certification cannot be made, the Borrower or the Guarantor will specify the details of the Event of Default which has happened together with all the details of the things that the Borrower or the Guarantor has made or proposed to be done to remedy such Event of Default or status or other surrounding circumstances.

         11.1.7 The Borrower shall duly and punctually perform and observe all terms, covenants and conditions on its part to be performed and observed under each of the documents to which the Borrower is or will be the party and not offer or agree to enter into any agreement to amend or cancel any of the Transaction Documents the Facility Agent considers to be material and shall proceed to ensure that the Transaction Documents are in full force and effect.

         11.1.8 The Borrower shall obtain and maintain all authorization and privileges from any governmental authority, bureau, agency or other person in Thailand or other places as necessary in connection with the execution, delivery or performance of the Transaction Documents or related to the operation of the Borrower or the Project of the Borrower.

         11.1.9 The Borrower shall notify the Facility Agent in writing of the litigation or proceeding in court or other authority with resulting in the prohibition or obstruction to the performance of the Borrower under this Agreement or the Transaction Documents or affect the validity and enforceability of this Agreement or the Transaction Documents as soon as practicable.

         11.1.10 The Borrower shall allow the Facility Agent, the Security Agent, the Creditors or the representatives of such persons to during business hours examine the operation of the Borrower including all documents which, in the opinion of the Facility Agent, the Security

                  Agent, the Creditors or the representatives of such person consider to be related to the business operation of the Borrower and the Board of Directors of the Borrower shall strictly follow the advice and suggestion of the Facility Agent, the Security Agent, the Creditors or the representatives of such persons in relation to the preservation of their rights over all or any part of the Security or assets of the Borrower and will ensure as necessary that the said advice and/or suggestion must be approved by the shareholders of the Borrower with enough majority votes pursuant to the Articles of Association of the Borrower to make that advice and/or suggestion operational in the event that according to the Articles of Association of the Borrower such action requires approval from the shareholders of the Borrower.

         11.1.11 The Borrower shall arrange to increase the registered capital so that the registered capital and the paid-up capital of the Borrower shall be no less than Baht 735,000,000 (Seven Hundred Thirty Five Million Baht) within 31 December 2001 and shall ensure that the capital increase shall not affect the privileges under the Investment Promotion Certificate issued by the Board of Investment of the Borrower. In addition, the Borrower must arrange to deposit the shares resulting from such capital increase to the possession of the Escrow Agent in the form and substance satisfactory to the Creditors until the Debt of the Borrower under this Agreement and the Transaction Documents shall be paid in full.

         11.1.12  The Borrower shall maintain:

                  (a) the ratio of Aggregate Debt to Equity at the rate of not exceeding 3:1 as long as there is any Debt under this Agreement and/or Transaction Documents outstanding.

                  (b) the ratio of all Long Term Debts to Equity at the rate of not exceeding 2:1 as long as there is any Debt under this Agreement and/or Transaction Documents outstanding.

         11.1.13 The Borrower shall arrange for the Guarantor to support the Project throughout the term of this Agreement which includes the support in raw materials, and other necessary tools and appliances and the marketing for the Project.

         11.1.14 The Borrower shall arrange for (a) the Guarantor to control whether directly or indirectly the operation of the Borrower and hold the shares in the Borrower whether directly or through any of the Innovex Group Companies not less than 99.99 percent of the paid-up capital and (b) the Guarantor which is the ultimate parent company to hold the shares in the last layer in the Borrower to be the controller of the business of the Borrower and the Borrower agrees to provide comfort to the Creditors that throughout the term of this Agreement (1) there will be no change in control in the Borrower in a way which results in the Guarantor having no control over the Borrower whether directly or through any of the Innovex Group Companies, and (2) apart from the change of control in the Borrower as aforesaid, there will be no similar kind of change in control in the Guarantor. For the purpose of this Clause 11.1.14, the term "control" means the power, whether directly or indirectly, to order or designate the management or policies of a company whether by being the holder of voting shares, by contract or otherwise.

         11.1.15 The Borrower shall inform the portions of each type of Facilities drawndown by the Borrower under this Agreement and/or the Transaction Documents to the Facility Agent in the form and substance satisfactory to the Facility Agent on each of the first and sixteenth day of each month under the calendar year.

         11.1.16 The Borrower agrees that the Security currently held by the Creditors is the Security which has preferential rights which are valid and enforceable under the Thai law.

11.2     COVENANT IN RELATION TO INSURANCE

         Throughout the term of this Agreement, the Borrower agrees to perform in accordance with the following matters:

         11.2.1 The Borrower shall obtain and maintain and/or arrange to obtain and maintain insurance on the Building, Equipment, stocks and other assets relating to the Project of the Borrower in the insurable amount not less than the aggregate commitments of the Creditors under this Agreement and the Transaction Documents including third party liabilities insurances which insurances will be the type of All Risks insurance in compliance with the terms, conditions and within the time the Creditors consider appropriate in which case, the Borrower shall designate the Creditors to be the casualty insurance agent as specified by the Creditors with the insurance company acceptable to the Creditors and at the amount acceptable to the Creditors and will designate the Creditors as sole beneficiary of such insurances.

         11.2.2 In the event the Creditors determine that the insurance effected and maintained pursuant to this sub-clause will not at any time adequately cover the interest of the Creditors under this Agreement or the Transaction Documents, the Creditors may notify the Borrower to arrange the additional insurance or change the insurance company and the Borrower (as the case may be) shall comply with the request of the Creditors at its own expenses and the conditions for such insurance and the benefits shall be in compliance with Clause 11.2.1.

         11.2.3 The Borrower shall delivery or arrange to deliver the original of all insurance policies or cover notes pursuant to the condition of Clause 11.2.1 above to the Security Agent as soon as practicable.

         11.2.4 The Borrower shall promptly pay all premiums (or installment thereof) in respect of each of the policy of insurances promptly and within the due date and produce copy of receipt in respect of payment of such premiums (or installment thereof ) or other evidence of such payment to the Security Agent as accepted by the Security Agent in its own discretion within fourteen (14) days from the date of payment and in case of renewal of such policy produce to the Security Agent the evidence of each such renewal no later than the date of expiry of such policy and pay the renewal and other premiums (and installment thereof) as required by the term of such policy and shall promptly produce such evidence of payment to the Security Agent and in case the Borrower fails to pay insurance premiums (or installment thereof) in time the Creditor may pay such premiums (or installment thereof) in accordance with the Commitment Percentage on behalf of the Borrower in which case the Borrower will repay such amount to the Creditors promptly upon demand by the Creditors with interest at the Default Interest Rate.

         11.2.5 The Borrower shall do all things necessary and provide all documents, evidence and information and/or assist the Security Agent to collect or recover any money which becomes due and payable to the Security Agent or Creditors in respect of the insurances referred to in this Agreement.

         11.2.6 The Borrower shall send notice to the Security Agent of the occurrence of the loss under the insurance policy together with details of the same.

11.3     NEGATIVE COVENANT

         The Borrower covenants with the Facility Agent, the Security Agent and the Creditors that as long as there is any Debt under this Agreement and/or Transaction Documents outstanding, the Borrower shall not without prior written consent of the Creditors perform any of the following acts:

         11.3.1 The Borrower shall not merge or consolidate with or into any other person or perform any act which have the feature and consequence similar to merger or acquisition or take any step with a view to dissolution, liquidation or winding-up.

         11.3.2 The Borrower shall not make any substantial change or alteration in the nature of the business or Project in which the Borrower is currently operating.

         11.3.3 The Borrower shall not sell, transfer, lend, lease or dispose of the operation or asset or fixed asset of the Borrower whether in whole or in part including not enter into any securitization except in the ordinary course of business of the Borrower or guarantee any debt of any of the Innovex Group Companies and/or the Guarantor.

         11.3.4 Except the performance under this Agreement and the Transaction Documents, the Borrower shall not incur or maintain any obligation, debt or encumbrance by borrowing from any person (including each Creditor under this Agreement) or lending to any person or giving guarantee or other means except

                  (a) The borrowing from any of the Innovex Group Companies (including the Guarantor of the Borrower) in the subordinated nature, namely having the right for the payment of debt after the Creditors receive all the payment of Debt under this Agreement and Transaction Documents in full; or

                  (b) The debt incurred in the ordinary course of business of the Borrower.

         11.3.5 The Borrower shall not transfer its rights or revenues or income and shall not pay any Creditor under this Agreement otherwise than pursuant to the methods specified in this Agreement or Transaction Documents.

         11.3.6 Except for the Security provided to the Creditors prior to the Effective Date of this Agreement or pursuant to the condition of this Agreement or the Transaction Documents, the Borrower shall not incur or allow any lien, mortgage, pledge or encumbrances, option, preferential rights (except preferential rights created by operation of laws) assignment or transfer by way of security, deposit asset as security, trust receipt, any agreement allowing one Creditor to have any rights over other Creditors, securitization, benefit as the seller, lessee, purchaser or lessor pursuant to the conditional purchase and sale agreement, hire purchase, leasing (except commercial lease of the appliances, stationary in the office, factory and car in the normal business operation) installment agreement or agreement with right for ownership retention in whatsoever nature existing over the security, revenue or right whether in whole or any part of the Borrower relating to the operating of the business pursuant to the Project of the Borrower except items designated by this Agreement for the benefit of the Creditors or any Creditor and will not allow any person to utilize the asset of the Borrower relating to the operation of the Project of the Borrower and the Security; and

         11.3.7 The Borrower shall not pay dividend, interest or any money according to the loan agreement or any other type of agreement to the shareholders or Innovex Group Companies and/or Directors except with prior written consent from the Creditors.

         11.3.8 Throughout the term of this Agreement, the Borrower shall arrange to prohibit the Guarantor to incur additional debt whether with U.S. Bank, Wells Fargo Bank or any other creditor in excess of the credit line of the Guarantor which is currently the aggregate principal amount of US$ 37,000,000 (Thirty Seven Million United States Dollar).

12.      EVENT OF DEFAULT

12.1 Each of the following events shall be an Event of Default unless the Creditors agree in writing in advance that it is not an Event of Default.

         12.1.1 The Borrower fails to pay any sums due hereunder and/or under the Transaction Documents on the due date pursuant to the terms of this Agreement and/or Transaction Documents.

         12.1.2 The Borrower fails to perform or observe any of its other obligations under this Agreement and/or the Transaction Documents for whatsoever reason and such failure the Facility Agent considers that it is not remediable.

         12.1.3 Apart from the events under Clauses 12.1.1 and 12.1.2 of this Agreement, the Borrower fails to perform or observe any of its other obligations under this Agreement and/or the Transaction Documents for whatsoever reason and such failure the Facility Agent considers it is capable of remedy but that failure has not been remedied within thirty (30) days from the earlier of
                  (a) the date on which the Borrower becomes aware or with the exercise of reasonable diligence to have become aware of such failure or (b) the date upon which the written notice of such failure is given to the Borrower by the Facility Agent.

         12.1.4 Any representation or warranty given by the Borrower under this Agreement or the Transaction Documents is not true, or proves to have been untrue, incorrect or misleading in any material respect or the Borrower fails to comply with any of the affirmative and negative covenants as specified in Clause 11 which the Facility Agent considers to be material.

         12.1.5 (a) any indebtedness of the Borrower or the Guarantor becomes due and payable prior to its stated majority or (b) any indebtedness of the Borrower or the Guarantor which is payable on demand or after the notice is not paid on demand or on the expiry of due notice (as the case may be) or (c) the Borrower or the Guarantor defaults in the payment of any indebtedness (or upon the expiration of the any applicable grace period) or
                  (d) any guarantee or indemnity of the Borrower or the Guarantor is not honor when due or demanded or (e) steps are taken to enforce any encumbrances or other security of the Borrower or the Guarantor given in respect of its liability or liability of any other persons.

         12.1.6 Any of the authorization, permit or consent referred to in Clause 9 of Attachment 5 is modified or restricted in the nature which is not acceptable to the Creditors or revoked, withdrawn, suspended, terminated or expire whether in whole or in part or is not renewed or extended or not in full force and effect in whatsoever nature or there is any promulgate, announcement, cancellation or revocation or change in laws or regulations or orders the result of which is the suspension, change, cancel or except the performance of the obligation of the Borrower under the Transaction Documents whether in whole or in part.

         12.1.7 The Transaction Documents or any part of the Transaction Documents cease to be in full force and effect at any time and for whatever reason (except the expiration on the maturity or the relevant parties have completed all the obligations under the Agreement) or announce to be void or reject or ineffective or the Borrower or any person oppose to the completion or effectiveness of the Transaction Documents at any time or the Borrower rejects that it has any obligation or commitment under the Transaction Documents.

         12.1.8 Any action, proceeding or litigation is instituted in any courts or authorities to prohibit or sustain the performance of the Borrower under this Agreement or the Transaction Documents in whatsoever nature which affects the legality, completeness, binding effect or enforceability of the Transaction Documents.

         12.1.9 The performance of the Borrower or other person under the Transaction Documents or the utilization by any Creditor of its rights under this Agreement or the Transaction Document is impossible or illegal.

         12.1.10 The Borrower ceases or demonstrates the possibility of ceasing of the operation of the Borrower which is material or the Borrower disposes of its operation or assets in whole or in any material part.

         12.1.11 The Borrower or the Guarantor enters into any agreements with any other creditors apart from the Creditors or be adjudicated bankrupt or insolvent upon prove that the Borrower or the Guarantor has more debts than assets, enter into receivership, or transfer the rights for the benefit of its Creditor or similar proceeding is instituted or any dissolution is made for the issuance of the order in relation to the business rehabilitation, bankruptcy, receivership, winding-up, dissolve of operation, corporate restructuring or debt restructuring or rehabilitation of the Borrower or the Guarantor, the winding-up or any acts in similar nature relating to the Borrower or the Guarantor under the Thai law or other law or there is any appointment of Official Receiver, administrator, planner, plan administrator or official of similar nature or any administrator of the encumbrancer takes possession of all or part of assets of the Borrower or the Guarantor or there is any judgment or execution order of the similar nature for whatsoever over all or part of the assets of the Borrower or the Guarantor.

         12.1.12 Any law or regulation or order is enacted, promulgated or made or governmental action is taken or proceedings instituted for the winding-up, liquidation, rehabilitation or restructuring of the structure of the Borrower or the Guarantor or for the suspension or revocation of any substantial part of the Borrower's or the Guarantor's operations or for nationalization of the property or assets, seizure, expropriation or suspension of any material part of the assets of the Borrower or the Guarantor or any such person considers it appropriate to restrain the control of the assets of the Borrower or the Guarantor from normal managerial control over all or any substantial part of property or asset of the Borrower or the Guarantor or

         12.1.13 Any situation shall occur which in the opinion of the Creditors or there is reasonable ground to believe that a material adverse change in the operations, assets, debts or status (financial or otherwise) of the Borrower has occurred or there is any justifiable ground to believe that the event may have a material adverse affect to the ability of the Borrower to perform the obligations of the Borrower under this Agreement and the Transaction Documents.

12.2 Subject to the terms and conditions of this Agreement, upon the happening of any Event of Default, the Facility Agent or Security Agent (as the case may be) shall perform the following acts whether in whole or in part at any time after such Event of Default by issuing the written notification to the Borrower and the Guarantor without prejudice to any other available rights and remedies the Creditors may have:

         12.2.1 declare or accelerate all or part of the indebtedness together with the fees, and other money to be paid under this Agreement and or the Transaction Documents to be immediately due and payable without further demand, notice or legal formality of any kind. In such case, the Borrower shall be responsible to pay such Debt including interest to the Creditors.

         12.2.2 declare all part of the Facility terminated where upon the obligation of the Creditors to provide the Facility under this Agreement or Transaction Documents shall immediately terminate.

         12.2.3 Enforce the Security or enforce the rights or remedies as specified in the Transaction Documents.

12.3     DEFAULT INTEREST

         12.3.1 If the Borrower fails to pay when due any money payable under this Agreement and/or the Transaction Documents on the due date under this Agreement and/or the Transaction Documents, the Borrower must pay (to the extent possible under the laws) the interest for the principal of the Facility which is due and payable by the Borrower to the Creditors from and including the date of default until the date of actual payment (both after and before the judgment) at the Default Interest Rate each Creditor is entitled to collect from loan from the date of default until the Borrower repays such debt in full.

         12.3.2 The Default Interest Rate determined from time to time pursuant to Clause 12.3.1 of this sub-clause will be calculated on the basis of actual number of day elapsed and a year of three hundred sixty five (365) days for the Facilities in Baht and a year of three hundred and sixty (360) days for the Facilities in any other foreign currency other than Baht and shall be payable from time to time upon written demand from the Facility Agent, the Security Agent or the Creditors and the certificate of the Facility Agent or the Security Agent in relation to the interest rate, Interest Period and amount of interest to be paid under this sub-clause will be completed and binding on the Borrower except for manifest error.

12.4 After the declaration pursuant to Clause 12.2.1 by the Facility Agent or the Security Agent, if the Creditor receives or obtains the principal of the Facility or any amount of money under this Agreement whether in whole or in part on the day which is not the Interest Payment Date for the principal amount of the Facility or any amount of money under this Agreement, the Borrower shall pay the amount certified by the Creditors (which is due to be completed and binding on the Borrower except for manifest error) as the amount which is necessary to compensate the Creditors for the loss or expense whether directly or indirectly that the Creditors sustain as the result of the receive of such amount on the date which is not an Interest Payment Date (including the loss of profit and the loss or expense incurred or may incur in liquidation or redeploying funds acquired to make or maintain the loan or any part of the loan or the utilization of such money again at any one or more rates which is lower than the rate which would have been payable by the Borrower under this Agreement) to the Creditors upon request.

13.      SECURITY

         The Borrower agrees to provide additional Security as follows as the security for the debt of the Borrower under this Agreement and the Transaction Documents.

13.1 The Borrower shall pledge all the Equipment for the benefit of the Creditors under the Equipment Pledge Agreement, from time to time, as soon as practicable for the pledge under the laws or upon request by the Security Agent or Creditors by instructing the Security Keeper designated by the Facility Agent, the Security Agent and the Creditors to control the said Equipment for the benefit of the Creditors and after the Borrower has registered the mortgage of Registrable Euipment in the name of the Creditors under the conditions of Clause 13.3 such Registrable Equipment will be released from the pledge under this clause.

13.2 The Borrower shall submit the application to register the ownership of the Registrable Equipment of the Borrower to the Equipment Registrar, from time to time, as soon as practicable under the laws or upon request by the Security Agent or Creditors, but in any case the Borrower shall submit the application to register the ownership of the first lot of the Registrable Equipment no later than 31 December 2001 or any other date agreed by the Creditors and after the registration of the equipment the Borrower must submit all documents which are the evidence of such ownership registration in the equipment which is the original to the Security Agent for the safe custody and apart from the first lot of the Registrable Equipment, the Borrower agrees to also pledge the Registrable Equipment and register the ownership and mortgage the Registrable Equipment used to install relating to the operation and Project after 31 December 2001.

13.3 The Borrower must register the mortgage of all of the Registrable Equipment the ownership of which have already been registered pursuant to Clause 13.2, from time to time, under the form and substance satisfactory to the Creditors as a security for the debt under this Agreement and the Transaction Documents in which case the Borrower shall be responsible to pay for the fees and expenses for such mortgage and after the registration of any Equipment the Borrower shall deliver all the evidences (which is the original) relating to such mortgage to the Security Agent for the benefit of the Creditors, provided that before each registration of the mortgage of the Registrable Equipment, the Borrower shall obtain all consents, licenses, permits or other similar type of documents from any relevant governmental authority, agency, organization, board (including the Board of Investment) or other person as necessary to mortgage that Registrable Equipment.

13.4 In case the Borrower has additional land and/or building for the operating of the Project, the Borrower shall mortgage such land and/or building to the Creditors in the form and substance satisfactory to the Creditors in which case the Borrower shall be responsible to pay for the fees and expenses for such mortgage registration and after any mortgage registration, the Borrower shall deliver all evidences (which is original) relating to such mortgage to the Security Agent for the benefit of the Creditors.

13.5 The Borrower shall provide additional Security as requested by the Creditors when the Creditors consider that the Security provided by the Borrower to the Creditors under this Agreement or the Transaction Documents are deteriorated or the value of such Security has been diminished.

14.      DISTRIBUTION OF SECURITY

         The Security Agent agrees to perform the following obligations:

         14.1.1 accept and hold the Pool Assets and revenues from the enforcement of the Pool Assets and the claims for insurance for the benefit in accordance with the Proportion of Debt of the Creditors within the safe place and release or distribute the Pool Assets in compliance with the terms of this Agreement.

         14.1.2 arrange for the filing and custody of all correspondences between the Borrower and the Security Agent under this Agreement.

14.1 Each party in this Agreement will inform the other party of any matter which may have material affect to the operation of this Agreement or the Transaction Documents.

14.2 If any Creditor obtains or acquires any amount of money from the Pool Assets (apart from the receipt from Facility Agent or Security Agent relating to performance of the duties of the Facility Agent or the Security Agent under this Agreement), such Creditor shall inform other Creditors and the Security Agent about such receipt of money promptly.

14.3 After the notification under Clause 14.3, the Creditors agree to jointly distribute the money received in the following orders:

         14.4.1 firstly, the money will be used to repay the court fees, legal expenses and other expenses incurred for the joint benefit of the enforcement, distribution and/or maintenance of Pool Assets; and

         14.4.2 subsequently, the remaining of such amount will be used to repay the interest on the debt which is outstanding and due but not payable and will be used to repay the debt at that time which is due and payable and which is the debt of each Creditor under this Agreement in Proportion of Debt at that time.

14.5 The provision of this Clause is made for the benefit of the Creditors such that initially will be used as security for the due and punctual payment of the debt and subsequent as the security for the performance of the obligations and all types of Debt which is outstanding from time to time of the Borrower.

14.6 The provision of this Clause will not be deemed to be novation among the Borrower and the Creditors or each of the Creditor whether for the Debt under any agreement and shall not be interpreted to reduce the rights of the Creditors against the Borrower.

14.7 In case any Creditor obtains any benefit from the security which is additional benefit in whatsoever nature which is the security for any Debt or the whole Debt of the Borrower at any time whether now or in the future such benefit under the security will be deemed to be the Pool Assets for the joint benefit of the Creditors as if such benefit under the security is obtained pursuant to the term of this Agreement and in the event of any breach which followed by enforcement of Pool Assets, the Security Agent shall obtain and maintain such benefits in security for the joint benefit of the Creditors and will distribute all the money received from the enforcement of such benefit under the security to the Creditors pursuant to Clause 14.4 above.

14.8 Each Creditor agrees that the provision of this Clause shall not have any effect to other security or preferential rights, assets or rights which any Creditor obtains from any person freely by making a written agreement to exempt its from being a Pool Asset from other Creditors.

14.9 If there is any Event of Default, the Creditors shall consult each other immediately to agree on the joint cause of actions.

14.10 In the event of Pool Assets being enforced, all the money resulting from that enforcement together with any money from the insurance which is payable after the proceeding to enforce the Pool Assets will be paid to the Security Agent for the benefit of Creditors in accordance with their Proportion of Debt. All such proceeds shall be distributed within five (5) Banking Days from the date of receipt as follows:

         Firstly, to be used to repay the fees and expenses incurred in relation to the enforcement of such Pool Assets.

         Secondly,         subject to the provision of Clause 14.4 shall be used
                           to repay the debt which is due and payable to each Creditor in accordance with its Proportion of Debt at that time and

         Thirdly,          to return the balance (if any) to the Borrower.

         Provided that if the money received is not enough to repay the debt in full, such money will be used to pay according to the Proportion of Debt of each Creditor at the time of the distribution of money without any preferential rights or the rights to receive before others among the Creditors.

         14.11 In any cases if any Creditors receives the distribution or portion of enforcement of Pool Assets exceeding its Proportion of Debt, such Creditor shall return the exceeding amount to be distributed among the Creditors in accordance with the Proportion of Debt, in order for the debt to be paid in compliance with correct Proportion of Debt.

         14.12 The Facility Agent, the Security Agent and Creditors shall jointly take care of and maintain the rights that each of the Creditors has in the Pool Assets as long as the Borrower is indebted under this Agreement. If any Creditor performs or refrains from performing which results in the rights in the Pool Assets in relation to such Creditor to be diminished without obtaining the consent from other Creditors the proportion that such Creditor shall receive from the enforcement of Pool Assets pursuant to Clause 14.10 shall be reduced by the same amount.

         14.13 The Borrower shall not perform any of following acts except where the Creditors agree in writing

                  (a) create any mortgage rights or encumbrances over the Pool Assets whether in whole or in part apart from those specified in this Agreement or the Transaction Documents.

                  (b) incur debt or binding obligation with any Creditor under this Agreement apart from what have already provided in this Agreement or the Transaction Documents.

                  (c) repay the debt to any Creditor in this Agreement other than pursuant to the procedures set forth in this Agreement or the Transaction Documents.

         14.14 The parties agree that the Security Agent shall be responsible for the safe keeping of the Agreement, title deeds, certificates of ownership, insurance policies, instruments and documents relating to the Pool Assets, Security and Transaction Documents which must be submitted to the Security Agent under this Agreement for the benefit of the Creditors in the safe place.

15.      INDEMNITY

         Without affecting other provision of this Agreement, the Borrower shall indemnify any of the Creditors, promptly upon request from such Creditor with reasonable supporting evidences, from and against all actions, losses, expenses or liabilities whether directly or indirectly including the legal fees, the Creditors or any Creditor have incurred or paid as a result of the Borrower not performing its obligation on the due date or as a result of the misrepresentation of any facts or as a result of any Event of Default (whether such debt is declared to be immediately due and payable or not) (including interest or fees which is paid or to be paid for the money which is borrowed to support any amount which has not been paid).

16.      EXPENSES

16.1 Upon request in writing by the Facility Agent or the Security Agent to the Borrower, the Borrower shall pay any reasonable amount as are necessary to reimburse the Creditors for all costs, charges, and expenses (including without limitation legal fees and expenses and other advances in whatsoever nature) incurred by the Creditors in negotiation, preparing and execution of this Agreement and/or the Transaction Documents and other documents to be made under this Agreement and/or the Transaction Documents are arranged for the return of any money which is due and payable to the Creditors under this Agreement and/or the Transaction Documents or in preserving or enforcing or seeking to preserve or enforce any of the rights of the Creditors under this Agreement and/or the Transaction Documents to the Creditors.

16.2 The Borrower shall pay or cause to be paid all present and future stamp and other like duties and taxes in similar nature together with the registration fees, recording fees, and other types of fees in the similar nature which is payable under this Agreement or the Transaction Documents or documents or instruments referred to in this Agreement, the Transaction Documents and shall indemnify the Creditors against all liabilities, costs, claims and expenses with respect to or resulting from any delay in paying such duties, taxes or fees. A certificate as to the amount in respect of which the indemnity is so required submitted by the Facility Agent or Security Agent shall be conclusive and binding on the Borrower (in the absence of manifest error).
16.3 The Borrower shall, upon request from the Security Agent and/or Creditors, pay the expenses for the appraisal of the Security and/or other assets of the Borrower from time to time to the independent appraiser designated by the Security Agent.

17.      NOTICES

17.1 All notices, demands or other communications required to be delivered or done under this Agreement or the Transaction Documents shall be sent and made in writing and deliver by hand, registered mail, talex, or facsimile unless otherwise specified in this Agreement.

17.2 All notices, demands or other communications to be sent or made to the Borrower, the Facility Agent, the Security Agent or Creditor under this Agreement or the Transaction Documents shall be sent to such person at the following addresses (except the recipient has designated other address or telex or facsimile numbers and such notification was made no later than five (5) days in advance.)

         To the Borrower:         Innovex (Thailand) Limited
                                          79 Moo 4, Export Industrial Zone 2
                                          Northern Industrial Estate
                                          Baan Klang Sub-district
                                          Muang Lampoon District
                                          Lampoon Province
                                          Thailand
                                          Tel:       (053) 554-700
                                          Fascimile: (053) 554-699

         To the Security Agent:   The Industrial Finance Corporation of Thailand
                                         1770 New Petchburi Road
                                          Bangkapi Sub-district
                                          Huaykwang District
                                          Bangkok 10320
                                          Thailand
                                          Tel:       253-7111, 253-9666 Ext 1711
                                          Fascimile: 251-1029

         To the Facility Agent:           Bank of Ayudhya Public Company Limited
                                          1222 Rama III Road
                                          Bangpongpang, Yannawa
                                          Bangkok 10120
                                          Thailand
                                          Tel:       296-4777, 296-4787
                                          Fascimile: 683-1298, 683-1324

         To the Creditors:        The Industrial Finance Corporation of Thailand
                                          1770 New Petchburi Road
                                          Bangkapi Sub-district
                                          Huaykwang District
                                          Bangkok 10320
                                          Thailand
                                          Tel:       253-7111, 253-9666 Ext 1711
                                          Fascimile: 251-1029

                                          Bank of Ayudhya Public Company Limited
                                          1222 Rama III Road
                                          Bangpongpang, Yannawa
                                          Bangkok 10120
                                          Thailand
                                          Tel:       296-3737, 683-1263
                                          Fascimile: 683-1264

         The address of the Borrower as specified above (or other address designated in writing by the Borrower under the terms and conditions of this Agreement as the case may be) shall be deemed to be special domicile of the Borrower for the communication from the Facility Agent or the Creditors and/or other Judicial Authority in relation to this Agreement and the Transaction Documents.

17.3 All notices, demands, and other communications address to the Borrower as mentioned above shall be deemed to deliver to the Borrower and the Borrower has received such the documents as follows:

         17.3.1 in case of notices, demands or other communications delivered by person (namely by way of messenger) shall be deemed to be delivered and the Borrower has received when such notices, requests, or other communications are delivered to the said address or after five (5) days from the date of delivery if it is a registered mail or

         17.3.2 in case of notices, requests or other communications made by way of telex to be deemed to deliver to the Borrower and the Borrower has received the same when deliver with confirmed answer back to this of delivery, by facsimile to be deemed to be delivered and the Borrower has received the same upon delivery and all notices, demands or other communications made by the Borrower and delivered to the Facility Agent, the Security Agent or Creditors shall be deemed to be delivered when the Facility Agent, the Security Agent or Creditors have actually received such documents at the address specified above or such other address notified by the Facility Agent, Security Agent and Creditors under this sub-clause.

18.      ASSIGNMENT

18.1 This Agreement shall be binding on and inure to the benefit of the Borrower, Facility Agent, Security Agent and Creditors and their respective successors, assignees and transferees, except that the rights of the Borrower under this Agreement and/or Transaction Documents are personal to it and cannot be assigned or transferred either in whole or in part.

18.2 Subject to the conditions of this Agreement, any Creditor may assign its rights and benefits in whole or in part under this Agreement and/or Transaction Documents to anyone or more banks, financial institutions, asset management companies or entities (in whatever nature) at any time.

18.3 All agreements, representations, and warranties made under this Agreement and/or the Transaction Documents shall survive any assignment made pursuant to this Clause and shall inure to the benefit of the assignee.

18.4 Any Creditor may disclose to prospective or actual assignee such information about the Borrower as such Creditor may consider appropriate.

19.      VOID PROVISION NOT AFFECTING VALID PROVISION
         If at any time any provision of any document is or become illegal, invalid or unenforceable in any way, other provision, as the case may be, will still be legal, complete and enforceable under the laws and shall not be invalidated by the illegality, invalidity or unenforcability of the said provision or the document.

20.      AMENDMENT OR WAIVER

         Any amendment of any provision of this Agreement or any waiver of any acts or obligation under this Agreement or the Transaction Documents except the waiver of the condition precedent which is within the power of the Facility Agent for the benefit of the Creditors shall be made upon consent of the Majority Creditors.

21.      SET-OFF

         In addition to the rights of the Creditor under this Agreement, upon the occurrence of any Event of Default, each Creditor is entitled to set-off the debt by using the debt that the Borrower is owing under this Agreement to be deducted from the deposit, balance or other monetary debt which the Creditor is obligated to pay to the Borrower whether such amount is due and payable or not or whether it is the deposit that the Borrower deposits jointly with any person. Each Creditor is entitled to exercise the set-off under this Agreement by not having to send notification, any types of notices to the Borrower or any other person and it will be deemed that the Borrower has waived the right to receive such notification under this Agreement. After the set-off under this Agreement, the Creditors will notify the Borrower about such set-off within appropriate time.

         The proceedings under this Clause will be in compliance with the conditions of Clause 14 of this Agreement.

22.      GOVERNING LAWS

         This Agreement shall be governed by and interpreted and contrued in accordance with the laws of Thailand.

23.      NO WAIVER

         No failure or delay by the Creditors, the Security Agent or the Facility Agent (as the case may be) to exercise any rights or remedy shall constitute the waiver of such rights or remedy and any partial exercise of any rights or remedy shall not be deemed to preclude further exercise of such rights or remedy or the utilization of any other rights or remedy and the Creditors, Security Agent or Facility Agent (as the case may be) may use any of the rights of the Creditors, Security Agent or Facility Agent (as the case may be) as if there is no such waiver been given.

24.      EFFECTIVE DATE OF THIS AGREEMENT

         This Agreement shall be effective from the Effective Date of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date specified above.

THE BORROWER:
INNOVEX (THAILAND) LIMITED

----------------------------------

THE SECURITY AGENT:
THE INDUSTRIAL FINANCE CORPORATION OF THAILAND

----------------------------------

THE FACILITY AGENT:
BANK OF AYUDHYA PUBLIC COMPANY LIMITED

----------------------------------

THE CREDITORS:
THE INDUSTRIAL FINANCE CORPORATION OF THAILAND

----------------------------------

BANK OF AYUDHYA PUBLIC COMPANY LIMITED

----------------------------------